As filed with the Securities and Exchange Commission on May 13, 2003
Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GATX Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	94-1661392
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 West Monroe Street

Chicago, Illinois 60661-3676
(312) 621-6200
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)
Ronald J. Ciancio
Vice President and General Counsel
GATX Financial Corporation
500 West Monroe Street
Chicago, Illinois 60661-3676
(312) 621-6200
(Name, address, including zip code, and telephone number, including area code, of agent for service)
A copy to:
David A. Schuette
Mayer, Brown, Rowe & Maw
190 South LaSalle Street
Chicago, Illinois 60603
(312) 782-0600

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

	Proposed Maximum	Amount of
	Aggregate	Registration
Title of Each Class of Securities to be Registered	Offering Price(3)	Fee(4)

Debt Securities and Pass Through Certificates	$1,000,000,000(1)(2)	$37,340

(1)	Pursuant to Rule 457(o) under the Securities Act of 1933, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify information as to the amount of any particular security to be registered. There are being registered hereunder such presently indeterminate principal amount of debt securities and pass through certificates as may be offered from time to time, with an aggregate initial offering price not to exceed $1,000,000,000.

(2)	If any debt securities are issued at an original issue discount, such greater amount as shall result in the initial offering prices for the debt securities aggregating $1,000,000,000. Any offering of debt securities denominated in any foreign currencies or foreign currency units will be treated as the equivalent in U.S. dollars based on the exchange rate applicable to the purchase of such debt securities from the registrant.

(3)	Estimated in accordance with Rule 457 solely for the purpose of calculating the registration fee.

(4)	The registrant, formerly known as GATX Capital Corporation, previously paid filing fees of $43,560 in connection with a registration statement on Form S-3 (No. 333-11358) initially filed on December 29, 1999, relating to the registration of $165,000,000 of securities that remain unsold under such registration statement as of the date hereof, which unsold securities are hereby deregistered. Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, the registrant is offsetting such amount of previously paid filing fees against the total filing fee of $80,900 due in connection with the filing of this registration statement.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

      This registration statement contains two separate prospectuses to be used in connection with offerings of debt securities and pass through certificates. The aggregate principal amount of each type of security that may be offered and sold pursuant to this registration statement is subject to reduction by the aggregate principal amount of the other type of security sold pursuant to this registration statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 13, 2003

Prospectus

$1,000,000,000

GATX Financial Corporation

Pass Through Certificates

        This prospectus relates to pass through certificates that will be issued by one or more trusts to be formed by us. We will describe the specific terms of any offering of pass through certificates in a prospectus supplement to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

The Pass Through Certificates:

•	Will be issued in one or more series each having a different interest rate and maturity;

•	Will be payable at the times and in the amounts specified in the applicable prospectus supplement; and

•	Will represent interests in the relevant trust only, will be paid only from the assets of that trust and will not represent obligations of, or be guaranteed by, us.

Each Pass Through Trust:

•	Will issue one or more series of certificates;

•	Will use the proceeds of each series of certificates to purchase equipment notes of one or more series, each with an interest rate equal to the rate on the related series of certificates and with a maturity date on or prior to the final distribution date for the related series of certificates; and

•	Will pass through to the holders of certificates principal and interest paid on the equipment notes that it owns.

The Equipment Notes:

•	Will be issued by:

—	an owner trustee to finance or refinance a portion of the purchase price of railcars or aircraft that have been or will be leased to us as part of a separate leveraged lease transaction; or

—	us to finance or refinance all or a portion of the purchase price of railcars or aircraft owned or to be purchased by us.

•	If issued by an owner trustee in connection with leased railcars or aircraft, will not be our obligations and will not be guaranteed by us, but amounts unconditionally payable by us under the relevant lease will be sufficient to make all payments required under those equipment notes when due; and

•	Will be secured by the railcars or aircraft specified in the prospectus supplement and, in the case of any leased railcars or aircraft, by the relevant lease.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                     , 2003.

ABOUT THIS PROSPECTUS
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
SUMMARY
GATX FINANCIAL
RATIO OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
DESCRIPTION OF THE PASS THROUGH CERTIFICATES
DESCRIPTION OF THE EQUIPMENT NOTES
ERISA CONSIDERATIONS
FEDERAL INCOME TAX CONSEQUENCES
PLAN OF DISTRIBUTION
LEGAL OPINIONS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
DOCUMENTS INCORPORATED BY REFERENCE

ABOUT THIS PROSPECTUS
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
GATX FINANCIAL
RISK FACTORS
RATIO OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
DESCRIPTION OF DEBT SECURITIES
CONCERNING THE TRUSTEE
PLAN OF DISTRIBUTION
LEGAL OPINIONS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
DOCUMENTS INCORPORATED BY REFERENCE
PART II
SIGNATURES
INDEX TO EXHIBITS
Form of Underwriting Agreement
Form of Senior Indenture
Form of Subordinated Indenture
Form of Pass Through Trust Agreement
Opinion of Mayer, Brown, Rowe & Maw
Opinion of Counsel for the Pass Through Trustee
Tax Opinion of Mayer, Brown, Rowe & Maw
Statement of Computation of Ratio of Earnings
Consent of Ernst & Young LLP
Form T-1, Statement of Eligility
Form T-1, Statement of Eligility
Form T-1, Statement of Eligility

About This Prospectus	i
Disclosure Regarding Forward-Looking Statements	i
Summary	1
GATX Financial	3
Ratio of Earnings to Fixed Charges	4
Use of Proceeds	5
Description of the Pass Through Certificates	5
Description of the Equipment Notes	16
ERISA Considerations	21
Federal Income Tax Consequences	21
Plan of Distribution	23
Legal Opinions	24
Experts	24
Where You Can Find More Information	24
Documents Incorporated by Reference	25

ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using the shelf registration process. Under this shelf process, the certificates described in this prospectus may be sold in one or more offerings up to a total offering amount of $1,000,000,000. This prospectus provides you with a general description of the pass through certificates that may be offered.

      Each time certificates are sold, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described in the section entitled “Where You Can Find More Information.”

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus, any prospectus supplement delivered with this prospectus and the documents we incorporate by reference may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are identified by such words as “anticipate,” “believe,” “estimate,” “expects,” “intend,” “predict,” or “project” and similar expressions. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, these statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Many of these risks and uncertainties may be described with particularity in the applicable prospectus supplement or the documents incorporated by reference in this prospectus.

      We undertake no obligation to update or revise our forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur.

i

SUMMARY

      This summary highlights information from this prospectus and may not contain all of the information that may be important to you. For more complete information about the pass through certificates we may offer, you should read this entire prospectus and the accompanying prospectus supplement.

Certificates

      We may offer and sell in one or more offerings up to $1,000,000,000 of aggregate initial offering price of pass through certificates pursuant to this prospectus and related prospectus supplements. Pass through certificates are securities that evidence an ownership interest in a pass through trust. The holders of the certificates issued by a pass through trust will be the beneficiaries of that trust. For convenience, we may refer to pass through certificates as “certificates” and to the holder of a pass through certificate as a “certificateholder.”

      The beneficial interest in a pass through trust represented by a certificate will be a fractional interest in the property of that trust equal to the original face amount of the certificate divided by the original face amount of all of the certificates issued by that trust. Each certificate will represent a beneficial interest only in the property of the pass through trust that issued the certificate. Multiple series of certificates may be issued. If more than one series of certificates is issued, each series of certificates will be issued by a separate pass through trust.

      The property held by each pass through trust will include promissory notes secured by railcars or aircraft that we own or lease. These secured promissory notes are referred to as “equipment notes.” Payments of principal and interest on the equipment notes owned by a pass through trust will be passed through to holders of certificates issued by that trust in accordance with the terms of the pass through trust agreement pursuant to which the trust was formed.

Pass Through Trusts

      We will form a separate pass through trust to issue each series of certificates. Each pass through trust will be formed by us, as creator of each pass through trust, and a national or state bank or trust company, as trustee. Unless otherwise stated in a prospectus supplement, U.S. Bank National Association will be the trustee of each pass through trust. For convenience, we may refer to the pass through trustee as the “trustee.”

      Each pass through trust will be governed by a trust instrument that creates the trust and sets forth the powers of the trustee and the rights of the beneficiaries. The beneficiaries of a pass through trust will be the holders of certificates issued by that trust. The trust instrument for each pass through trust will consist of a basic pass through trust agreement between us and the pass through trustee, which we refer to as the “Basic Agreement,” and a supplement to that basic agreement, which we refer to as a “trust supplement.” We refer to the Basic Agreement as supplemented by the applicable trust supplement as the “pass through trust agreement.”

      When a trust supplement is signed and delivered, the pass through trustee, on behalf of the related pass through trust, will enter into one or more purchase or refinancing agreements, typically referred to as “participation agreements,” under which it will agree to purchase one or more equipment notes secured by a group of railcars — an “equipment group” — or by a single aircraft described in the applicable prospectus supplement.

      Under the applicable participation agreement, the pass through trustee, on behalf of the related pass through trust, will purchase one or more equipment notes. The equipment notes that are the property of a trust will have identical interest rates, in each case equal to the rate applicable to the certificates issued by the related pass through trust.

Equipment Notes

      The equipment notes owned by a pass through trust may consist of:

•	Equipment notes issued by us and secured by railcars or an aircraft owned by us. We refer to these equipment notes as “owned equipment notes.”

•	Equipment notes issued by an owner trustee and secured by railcars or an aircraft owned by that trustee and leased to us. We refer to these equipment notes as “leased equipment notes.”

      Owned Equipment Notes. We may finance or refinance railcars or aircraft that we own through the issuance of owned equipment notes. We will issue owned equipment notes relating to an equipment group or an aircraft under a separate indenture and security agreement relating to that equipment group or aircraft. Each separate indenture and security agreement relating to owned equipment notes will be between us and a bank, trust company, financial institution or other entity, as indenture trustee. We refer to the indenture and security agreement entered into in connection with the issuance of owned equipment notes as an “owned equipment indenture.” The indenture trustee under an owned equipment indenture will act as a trustee for the holders of the owned equipment notes issued under that indenture. Holders of owned equipment notes will have recourse against us for payment of principal of, and interest on, the owned equipment notes.

      Leased Equipment Notes. Except as specified in a prospectus supplement, leased equipment notes will be issued by a bank, trust company, financial institution or other entity solely in its capacity as owner trustee in a leveraged lease transaction. In a leveraged lease transaction, one or more persons will form an owner trust to acquire railcars or an aircraft and then that owner trust will lease the railcars or aircraft to us. The investors that are the beneficiaries of the owner trusts are typically referred to as owner participants. Each owner participant will contribute a portion of the purchase price of the railcars or aircraft to the owner trust, and the remainder of the purchase price will be financed, or “leveraged,” through the issuance of indebtedness in the form of leased equipment notes. Leased equipment notes may also be issued to refinance railcars or an aircraft previously financed in a leveraged lease transaction or otherwise.

      The leased equipment notes will be issued pursuant to a separate indenture and security agreement between the owner trustee and a bank, trust company, financial institution or other entity, as indenture trustee. The indenture entered into in connection with the issuance of leased equipment notes will be referred to as a “leased equipment indenture.” The indenture trustee under a leased equipment indenture will act as a trustee for the holders of the leased equipment notes issued under that indenture.

      In a leveraged lease transaction, we will pay or advance rent and other amounts to the owner trustee in its capacity as lessor under the lease relating to the leased equipment. The owner trustee will use the rent payments and certain other amounts received by it to make payments of principal and interest on the leased equipment notes. The owner trustee also will assign its rights to receive basic rent and certain other payments to an indenture trustee as security for the owner trustee’s obligations to pay principal of, premium, if any, and interest on the leased equipment notes.

      Payments or advances required to be made under a lease and related agreements will at all times be sufficient to make scheduled payments of principal of, and interest on, the leased equipment notes issued to finance the railcars or aircraft subject to that lease. However, we will not have any direct obligation to pay principal of, or interest on, the leased equipment notes. No owner participant will be personally liable for any amount payable under a leased equipment indenture or the leased equipment notes issued under that indenture. Subject to certain restrictions, each owner participant may transfer its interest in the related equipment group or aircraft.

      Because we often refer to owned equipment indentures and leased equipment indentures together, we sometimes refer to them collectively as the “indentures.”

GATX FINANCIAL

      We are a wholly owned subsidiary of GATX Corporation (GATX). We are headquartered in Chicago, Illinois and provide our services through two operating segments: GATX Rail and Financial Services. Through these businesses, we combine asset knowledge and services, structuring expertise, partnering and risk capital to provide business solutions to customers and partners worldwide. We specialize in railcar and locomotive leasing, aircraft operating leasing, and information technology leasing.

      We invest in companies and joint ventures that complement our existing business activities. We partner with financial institutions and operating companies to improve scale in certain markets, broaden diversification within an asset class, and enter new markets.

GATX Rail

      GATX Rail (Rail) is headquartered in Chicago, Illinois and is principally engaged in leasing rail equipment, including tank cars, freight cars and locomotives. Rail provides both full service leases and net leases. Under a net lease, the lessee is responsible for maintenance, insurance and taxes. Under a full service lease, Rail maintains and services the railcars, pays ad valorem taxes, and provides other ancillary services.

      In North America, Rail typically leases new tank cars and specialty freight cars for terms of approximately five years. Renewals, or extension of existing leases, are generally for periods ranging from less than a year to ten years, with an average lease term of four years. Rail purchases most of its new railcars from a limited number of manufacturers, including Trinity Industries, Inc., American Railcar Industries, Union Tank Car Company, and Bombardier, Inc. Rail operates a network of major service centers across North America supplemented by a number of smaller service centers and a fleet of service trucks. Additionally, Rail utilizes independent third-party repair facilities.

      Rail’s primary competitors in North America are Union Tank Car Company, General Electric Railcar Services Corporation, and various financial companies. Principal competitive factors include price, service, availability and customer relationships.

      In addition to its North American fleet, Rail owns or has interests in three European fleets. In March 2001, Rail purchased Dyrekcja Eksploatacji Cystern Sp. z.o.o. (DEC), Poland’s national tank car fleet and fuel distribution company. DEC’s assets include 10,000 tank cars and a railcar maintenance network. DEC maintains three business offices and operates three service centers in Poland.

      In December 2002, Rail acquired the remaining interest in KVG Kesselwagen Vermietgesellschaft mbH, and KVG Kesselwagen Vermietgesellschaft m.b.h. (collectively KVG), a leading European railcar lessor. Prior to the December acquisition, Rail held a 49.5% interest in KVG. With the acquisition of KVG, Rail has added approximately 9,000 railcars to its wholly owned worldwide fleet. KVG has business offices in Germany and Austria and operates a service center in Germany. Rail also owns a 37.5% interest in AAE Cargo AG, a freight car lessor headquartered in Switzerland, with approximately 16,000 cars.

      Rail’s customers utilize more than 80 railcar types to ship over 650 different commodities, principally chemicals, petroleum, and food products. Rail leases railcars to over 1,000 customers, including major chemical, oil, food, agricultural and railroad companies. No single customer accounts for more than 3% of total railcar leasing revenue.

Financial Services

      Financial Services provides financing for equipment and other capital assets on a worldwide basis. These financings, which are held within Financial Services’ own portfolio and through partnerships with co-investors, are structured as leases and loans, and frequently include interests in an asset’s residual value. Financial Services also generates fee-based income through transaction structuring and portfolio management services. Fees are earned at the time a transaction is completed, an asset is remarketed, and/or on an ongoing basis in the case of portfolio management activities.

      Headquartered in San Francisco, California, Financial Services consists of four primary business units: Air, Technology, Venture Finance (Venture) and Specialty Finance (Specialty). GATX has announced its intention to sell or otherwise run off Venture and curtail investment in Specialty.

      Air primarily leases newer, narrow-body aircraft widely used by commercial airlines throughout the world. For aircraft currently on lease, the average remaining lease term is approximately four years. Air’s customer base is diverse in carrier type and geographic location. Air leases to over 60 airlines in 27 countries and no single customer exposure exceeds 10% of the net book value of the total air portfolio. Air purchases its aircraft from two manufacturers, Airbus Industrie and The Boeing Company.

      Technology provides lease financing and asset management services for information technology (IT) equipment to customers in the publishing, data processing and information services, retail, scientific, utilities, manufacturing, finance, insurance, and other industries. The equipment leased to customers includes personal computers, servers, mainframes, midrange and communication equipment. Technology purchases equipment from a number of manufacturers and is therefore not dependent on a single provider. Technology is not dependent on any single customer.

      Venture provides loan and lease financing to early-stage, venture-capital backed companies. The financing is typically secured by equipment and/or by a lien on the customer’s property, including intellectual property. Additionally, the financings typically include warrants of non-public start-up companies. Venture is not dependent on any single customer. GATX announced in December 2002 its intention to sell or otherwise run off Venture. If GATX is unable to sell Venture at an appropriate price, the portfolio is expected to substantially run off over a period of 24 months from January 1, 2003.

      Specialty acts as an investor, arranger and manager of financing services involving a variety of asset types and industries, and has an established presence in the marine business. Specialty also manages assets for third-parties. The majority of these managed assets are in markets in which the Company has a high level of expertise, such as air and rail. In addition, Specialty, through American Steamship Company, operates a fleet of self-unloading vessels on the Great Lakes. At the end of 2002, GATX announced its intention to curtail investment in Specialty.

      Financial Services primarily competes with captive leasing companies, leasing subsidiaries of commercial banks, independent leasing companies, lease brokers, investment bankers, financing arms of equipment manufacturers, and Great Lakes captive and commercial fleets. No single customer accounts for more than 3% of Financial Services’ revenues. In addition to its San Francisco home office, Financial Services has 6 domestic and 4 foreign offices.

General

      We are a Delaware corporation. Our principal offices are located at 500 West Monroe Street, Chicago, Illinois 60661-3676. Our telephone number is (312) 621-6200.

RATIO OF EARNINGS TO FIXED CHARGES

      The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated.

	Three Months
	Ended
	March 31, 2003		Year Ended December 31,

	2003	2002	2002	2001	2000	1999	1998

Ratio of earnings to fixed charges(a)	1.06x	1.40x	1.23x	1.06x	1.16x	1.93x	2.05x

(a)	The ratio of earnings to fixed charges represents the number of times “fixed charges” are covered by “earnings”. “Fixed charges” consist of interest on outstanding debt and amortization of debt discount and expense, adjusted for capitalized interest and one-third (the proportion deemed representative of the interest factor) of operating lease expense. “Earnings” consist of consolidated income before income taxes and fixed charges and before cumulative impact of accounting charge recorded in the quarter ended March 31, 2002, less share of affiliates’ earnings, net of cash dividends received.

USE OF PROCEEDS

      The pass through trustee will use the proceeds from the sale of certificates issued by the related pass through trust to purchase equipment notes. The equipment notes will be issued by:

•	an owner trustee to finance or refinance a portion of the purchase price of railcars or aircraft that have been or will be leased to us as part of a separate leveraged lease transaction; or

•	us to finance or refinance all or a portion of the purchase price of railcars or aircraft owned or to be purchased by us.

When the owner trustee purchases equipment, it will lease the equipment to us.

      As described in the applicable prospectus supplement, a portion of the equipment notes issued with respect to one or more equipment groups or aircraft may be purchased by investors other than the pass through trustee. Unless otherwise specified in the applicable prospectus supplement, we will use the proceeds from each equipment note issued by us and from each separate leveraged lease transaction for general corporate purposes.

      If any portion of the proceeds of an offering is not used to purchase equipment notes on the date the certificates are issued, those proceeds will be held for the benefit of the certificateholders. If any of the proceeds are not later used to purchase equipment notes by the date specified in the applicable prospectus supplement, those proceeds will be returned to the certificateholders.

DESCRIPTION OF THE PASS THROUGH CERTIFICATES

      The following description is a summary of the terms of the pass through certificates that we expect will be common to all series and is not complete. The applicable prospectus supplement will describe most of the financial terms and other specific terms of a particular series of pass through certificates. Because the terms of a specific series of certificates may differ from the general information provided below, you should rely on the information in the prospectus supplement instead of the information in this prospectus if the information in the prospectus supplement is different from the information below.

      We have incorporated by reference the form of Basic Agreement into the registration statement of which this prospectus is a part. In addition, we will file with the SEC the trust supplement relating to each series of certificates and the forms of other agreements described in this prospectus and the applicable prospectus supplement. You should refer to those agreements for more information regarding the terms discussed in this prospectus and the applicable prospectus supplement. The summaries contained in this prospectus and the applicable prospectus supplement are qualified in their entirety by reference to those filed agreements.

      The certificates offered pursuant to this prospectus will be limited to $1,000,000,000 aggregate public offering price.

General

      Except as amended by a supplement to the Basic Agreement, the terms of the Basic Agreement generally will apply to all of the pass through trusts that we form to issue certificates. We will create a separate pass through trust for each series of certificates by entering into a separate trust supplement to the Basic Agreement. Each trust supplement will contain the additional terms governing the specific trust to which it relates and, to the extent inconsistent with the Basic Agreement, will supersede the Basic Agreement.

      The pass through certificates of each trust will be issued in fully registered form only. Each certificate will represent a fractional undivided interest in the property of the related pass through trust. All payments and distributions made with respect to a certificate will be made only from the property of the related trust. The certificates will not represent an interest in or obligation of us, the pass through trustee, the owner trustee, if any, in its individual capacity, any owner participant or any of their affiliates. By accepting a certificate, you agree to look solely to the income and proceeds of the property of the related pass through trust as provided in the pass through trust agreement.

      The property of each trust will include:

•	the equipment notes held in that trust;

•	all monies at any time paid, due and to become due on those equipment notes; and

•	funds from time to time deposited with the pass through trustee for the account of the trust.

      Each pass through certificate will correspond to a pro rata share of the outstanding principal amount of the equipment notes and other property held in the related trust and will be issued in denominations of $1,000 or any integral multiple of $1,000.

      You should consult the prospectus supplement that accompanies this prospectus for a description of the specific series of certificates being offered by this prospectus and the applicable prospectus supplement, including;

•	the specific designation, title and aggregate principal amount of the certificates;

•	the regular distribution dates and special distribution dates applicable to the certificates;

•	the specific form of the certificates and whether or not the certificates are to be issued in book-entry form;

•	a description of the equipment notes to be purchased by the pass through trust;

•	a description of the railcars or aircraft to be financed with the proceeds of the issuance of the equipment notes;

•	a description of the indentures under which the equipment notes to be purchased for that pass through trust will be issued;

•	a description of the participation agreement setting forth the terms and conditions upon which that pass through trust will purchase equipment notes;

•	if the certificates relate to leased equipment, a description of the leases to be entered into by the owner trustees and us; and

•	any other special terms of the certificates.

      Interest paid on the equipment notes will be passed through to certificateholders of each trust at the annual rate payable on the equipment notes held by that trust and will be calculated on the basis of a 360-day year of twelve 30-day months. This rate will be set forth on the cover page of the applicable prospectus supplement.

      The Basic Agreement does not and, except as otherwise described in the applicable prospectus supplement, the indentures will not, include financial covenants or “event risk” provisions specifically designed to afford holders of certificates protection in the event of a highly leveraged transaction affecting us. However, the holders of certificates of each series will have the benefit of a lien on the specific railcars or aircraft securing the related equipment notes held in the related trust, as discussed under the caption “Description of the Equipment Notes — Security.”

Book-Entry Registration

      Except as otherwise described in the applicable prospectus supplement, pass through certificates will be subject to the provisions described under this caption for book-entry registration with DTC.

     Global Notes

      Upon issuance, each series of certificates will be represented by one or more fully registered global certificates. Unless otherwise provided in a prospectus supplement, each global certificate will be deposited with, or on behalf of, The Depository Trust Company, referred to as “DTC,” and registered in the name of DTC’s nominee, Cede & Co. No person acquiring an interest in certificates will be entitled to receive a certificate representing that person’s interest in those certificates unless and until a definitive certificate is issued, as described under “— Definitive Certificates” below.

      Unless and until definitive certificates are issued, all references to actions by certificateholders will refer to actions taken by DTC upon instructions from DTC participants. All references to distributions, notices, reports and statements to certificateholders will refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of those certificates, or to DTC participants for distribution to certificateholders in accordance with DTC procedures.

     DTC

      DTC has advised us that it is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in the participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

      DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom, and/or their representatives, own DTC. Access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant either directly or indirectly.

     Procedures for Transfers and Payments

      Certificate owners that are not DTC participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the certificates may do so only through DTC participants and indirect participants. In addition, certificate owners will receive all distributions of principal, premium, if any, and interest from the pass through trustee through DTC participants or indirect participants, as the case may be.

      Under a book-entry format, certificate owners may experience some delay in their receipt of payments, because the payments will be forwarded by the pass through trustee to Cede, as nominee for DTC. DTC will forward those payments to DTC participants. DTC participants will then forward payments to indirect participants or certificate owners, as the case may be, in accordance with customary industry practices. The forwarding of these distributions to the certificate owners will be the responsibility of the appropriate DTC participants.

      Unless and until definitive certificates are issued, the only “certificateholder” will be Cede. Certificate owners will not be recognized by the pass through trustee as certificateholders, as that term is used in the Basic Agreement, and certificate owners will be permitted to exercise the rights of certificateholders only indirectly through DTC and DTC participants.

      Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of the certificates among DTC participants on whose behalf it acts with respect to the certificates. DTC is also required to receive and transmit distributions of principal of, premium, if any, and interest on the certificates. Similarly, DTC participants and indirect participants with which certificate owners have accounts for their certificates are required to make book-entry transfers and receive and transmit applicable payments on behalf of their respective certificate owners. Accordingly, although certificate owners will not possess the certificates, DTC’s rules provide a mechanism by which certificate owners will receive payments and will be able to transfer their interests.

      Because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect participants, the ability of a certificate owner to pledge its certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to its certificates, may be limited due to the lack of a physical certificate for those certificates.

      We understand that DTC will take any action permitted to be taken by certificateholders only at the direction of one or more DTC participants to whose accounts with DTC the certificates are credited. In addition, we understand that if any action requires approval by certificateholders of a particular percentage of beneficial interest in each trust, DTC will take such action only at the direction of and on behalf of DTC participants whose holdings include undivided interests that satisfy that percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that these actions are taken on behalf of DTC participants whose holdings include those undivided interests.

      Neither we nor the pass through trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

      The information contained in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable. However, we take no responsibility for the accuracy of this information.

     Definitive Certificates

      Certificates will be issued in fully registered, certificated form, called “definitive certificates,” to certificate owners or their nominees, rather than to DTC or its nominee, only if:

•	we advise the pass through trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the certificates, and the pass through trustee or we are unable to locate a qualified successor;

•	we, at our option, elect to terminate the book-entry system through DTC; or

•	after the occurrence of an default with respect to a trust, certificate owners aggregating at least a majority in interest in the applicable trust advise the pass through trustee through DTC in writing that the continuation of a book-entry system through DTC, or its successor, is no longer in the certificate owners’ best interest.

      Upon the occurrence of any of these events, the pass through trustee will be required to notify all affected certificate owners through DTC participants of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the certificates and receipt of instructions for re-registration, the pass through trustee will reissue the certificates as definitive certificates to certificate owners.

      If and when definitive certificates are issued to owners, distributions of principal of, premium, if any, and interest on the certificates will be made by the pass through trustee in accordance with the procedures set forth in the pass through trust agreement. The pass through trustee will make these distributions directly to holders of definitive certificates in whose names the definitive certificates were registered at the close of business on the applicable record date. The distributions will be made by check mailed to the address of each applicable holder as it appears on the register maintained by the pass through trustee. The final payment on any certificate, however, will be made only upon presentation and surrender of the certificate at the office or agency specified in the notice of final distribution to certificateholders.

      Definitive certificates will be freely transferable and exchangeable at the office of the pass through trustee upon compliance with the requirements set forth in the pass through trust agreement. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge will be required.

Payments and Distributions

      We will make scheduled payments of principal and interest on the owned equipment notes to the indenture trustee under the related indenture. The indenture trustee will distribute these payments to the pass through trustee for each trust that is the owner of these equipment notes.

      Upon the commencement of any lease for any leased equipment, we will make scheduled rental payments for each leased equipment group or leased aircraft under the related lease to the owner trustee. These scheduled rental payments will be assigned under the applicable indenture by the owner trustee to the indenture trustee to provide the funds necessary to make the corresponding scheduled payments of principal and interest due on the leased equipment notes issued by the owner trustee. The indenture trustee will distribute these payments to the pass through trustee for each trust that holds the leased equipment notes.

      Payments received by the pass through trustee of principal of, premium, if any, and interest on the equipment notes held in each trust will be distributed by the pass through trustee to the certificateholders of that trust on the date receipt is confirmed, except in certain cases when some or all of those equipment notes are in default. See “Description of the Pass Through Certificates — Events of Default and Certain Rights Upon an Event of Default.”

      Payments of principal of, and interest on the unpaid principal amount of, the equipment notes held in each trust will be scheduled to be received by the pass through trustee on the regular distribution dates specified in the applicable prospectus supplement. We refer to these payments as “scheduled payments.” The pass through trustee of each trust will distribute to the related certificateholders on each regular distribution date all scheduled payments received by the pass through trustee on the regular distribution date. The pass through trustee will make each distribution of scheduled payments to the holders of record of the certificates of the related trust on the fifteenth day immediately preceding the related regular distribution date, subject to certain exceptions. If a scheduled payment is not received by the pass through trustee on a regular distribution date but is received within five days thereafter, the trustee will distribute it on the date received to the holders of record. If it is received after this five-day period, it will be treated as a special payment and distributed as described below.

      Each certificateholder of each trust will be entitled to receive a pro rata share of any distribution of scheduled payments of principal and interest made on the equipment notes held in that trust. Scheduled payments of principal on the equipment notes held in each trust will be set forth in the applicable prospectus supplement.

      For any pass through trust, any payments of principal, premium, if any, and interest, other than scheduled payments, received by the pass through trustee on any of the equipment notes held in the pass through trust will be distributed on the special distribution dates specified in the applicable prospectus supplement. These payments received:

•	for the full or partial prepayment of the equipment notes; or

•	following a default in respect of any equipment notes held in the pass through trust (including payments received by the pass through trustee with respect to the leased equipment notes on account of their purchase by the related owner trustee or payments received on account of the sale of the equipment notes by the pass through trustee)

are referred to as “special payments.” If the pass through trustee receives a special payment, the pass through trustee will mail notice to the certificateholders of record of the applicable trust stating the anticipated special distribution date for the payment.

      If and when the pass through certificates of any trust are issued in the form of definitive certificates, distributions by the pass through trustee on any distribution date will be made by check mailed to each certificateholder of that trust of record on the applicable record date at its address appearing on the register maintained with respect to the trust. The final distribution for each trust, however, will be made only upon presentation and surrender of the pass through certificates for that trust at the office or agency of the pass through trustee specified in the notice given by the pass through trustee. The pass through trustee will mail notice of the final distribution to the certificateholders of the trust, specifying the date set for the final distribution and the amount of the distribution. See “Description of the Pass Through Certificates — Termination of the Trusts.”

      If any regular distribution date or special distribution date is not a business day, distributions scheduled to be made on that date may be made on the next succeeding business day without additional interest. A business day means any day other than a Saturday, a Sunday, or a day on which commercial banking institutions in New York, New York, Chicago, Illinois or a city and state in which the pass through trustee or any related indenture trustee maintains its corporate trust office are authorized or obligated by law, executive order or governmental decree to be closed.

Pool Factors

      The “pool factor” for any pass through trust will decline in proportion to the scheduled repayments of principal on the equipment notes held in a pass through trust as described in the applicable prospectus supplement, unless there is a prepayment of equipment notes or a default occurs in the repayment of equipment notes held by a trust. In the event of a partial or full prepayment or default, the pool factor and the pool balance of each trust affected by the prepayment or default will be recomputed after giving effect to that event and notice of the new computation will be mailed to certificateholders of that trust. Each trust will have a separate pool factor and pool balance.

      Unless otherwise described in the applicable prospectus supplement, the “pool balance” for each trust indicates, as of any date, the portion of the original aggregate face amount of the certificates issued by that trust that has not been distributed to certificateholders. The pool balance for each trust as of any distribution date will be computed after giving effect to the payment of principal, if any, on the equipment notes held in that trust and the distribution of principal to be made on that date.

      Unless otherwise described in the applicable prospectus supplement, the “pool factor” for each trust, as of any date, is the quotient (rounded to the seventh decimal place) computed by dividing (1) the pool balance by (2) the original aggregate face amount of the equipment notes held in that trust. The pool factor for a trust as of any distribution date will be computed after giving effect to the payment of principal, if any, on the equipment notes held in that trust and distribution to certificateholders of principal to be made on that date. The pool factor for each trust will initially be 1.0000000. The pool factor for a trust will decline as described above to reflect reductions in the pool balance of that trust. The amount of a certificateholder’s pro rata share of the pool balance of a trust can be determined by multiplying the original denomination of the certificateholder’s certificate by the pool factor for the trust as of the applicable distribution date. The pool factor and the pool balance for each trust will be mailed to certificateholders of record of that trust on each distribution date.

Statements to Certificateholders

      With each distribution of a scheduled payment or special payment, the pass through trustee will send to certificateholders a statement giving effect to that distribution and setting forth the following information:

•	the amount of the distribution allocable to principal and the amount allocable to premium, if any, per $1,000 in aggregate principal amount of certificates for that trust;

•	the amount of the distribution allocable to interest, per $1,000 in aggregate principal amount of certificates for that trust; and

•	the pool balance and the pool factor for that trust.

      So long as the certificates of any trust are registered in the name of Cede, as nominee for DTC, on the record date prior to each distribution date, the pass through trustee will request from DTC a securities position listing setting forth the names of all DTC participants reflected on DTC’s books as holding interests in the certificates of the trust on that record date. On each distribution date, the pass through trustee will mail to each of these DTC participants the statement described above and will make available additional copies as requested by them for forwarding to certificate owners.

      After the end of each calendar year, each pass through trustee will prepare a report for each person that was a holder of record of one or more of its certificates at any time during the preceding calendar year. Each report will contain the sum of the distributions allocable to principal, premium, if any, and interest with respect to the trust for that calendar year. If a person was a certificateholder of record during only a portion of that calendar year, the report will contain the sum for the applicable portion of that calendar year. In addition, each pass through trustee will prepare for each person that was a holder of one or more of its certificates at any time during the preceding calendar year any other items that are readily available to the pass through trustee and that a certificateholder reasonably requests as necessary for the purpose of that certificateholder’s preparation of its federal income tax returns. The pass through trustee will prepare these reports and the other items described in this paragraph on the basis of information supplied to it by the DTC participants, and the pass through trustee will deliver this report to the DTC participants to be available for forwarding by the DTC participants to certificate owners.

      If certificates of a trust are issued in the form of definitive certificates, the related pass through trustee will prepare and deliver the information described above to each certificateholder of record of the trust as the name and period of record ownership of that certificateholder appears on the records of the registrar of the certificates.

Voting of Equipment Notes

      The pass through trustee, as holder of the equipment notes held in each trust, has the right to vote and give consents and waivers in respect of those equipment notes under the applicable indenture. The Basic Agreement describes the circumstances under which the pass through trustee will:

•	direct any action or cast any vote as the holder of the equipment notes held in the applicable trust at its own discretion; and

•	seek instructions from the certificateholders of the trust.

      Prior to an event of default with respect to any trust, the principal amount of the equipment notes held in that trust directing any action or being voted for or against any proposal will be in proportion to the principal amount of certificates held by the certificateholders of that trust taking the corresponding position.

Events of Default and Certain Rights Upon an Event of Default

      The Basic Agreement defines an “event of default” for any trust as the occurrence and continuance of an event of default under one or more of the related indentures. The applicable prospectus supplement will describe the events of default that can occur under the indentures and, in the case of leased equipment notes, will include events of default under the related leases.

      Because the equipment notes issued under an indenture may be held in more than one trust, a continuing default under the indenture would result in an event of default with respect to each of these trusts. There will be, however, no cross-default provisions in the indentures and events resulting in an event of default under any particular indenture (or a default under any of our other indebtedness) will not necessarily result in an event of default occurring under any other indenture. If an event of default occurs in fewer than all of the indentures related to a trust, the equipment notes issued under the related indentures with respect to which an event of default has not occurred will continue to be held in the trust and payments of principal and interest on those equipment notes will continue to be made as originally scheduled.

      In the case of leased equipment, the owner trustee and the owner participant under each indenture will each have the right under some circumstances to cure an event of default under the indenture that results from the occurrence of an event of default under the related lease. If the owner trustee or the owner participant chooses to exercise this cure right, the event of default under the indenture and, as a result, the event of default under the related trust or trusts will be deemed to be cured.

      The Basic Agreement provides that, so long as an event of default under any indenture relating to equipment notes held in a trust has occurred and is continuing, the pass through trustee of that trust may vote all of the equipment notes issued under that indenture that are held in the trust. Upon the direction of holders of certificates evidencing fractional undivided interests aggregating not less than a majority in interest of the trust, the pass through trustee shall vote not less than a corresponding majority of the equipment notes in favor of directing the related indenture trustee to declare the unpaid principal amount of all equipment notes issued under the indenture and any accrued and unpaid interest on the equipment notes to be due and payable. The Basic Agreement also provides that, if an event of default under any indenture relating to equipment notes held in a trust occurs and is continuing, the pass through trustee of that trust may, and upon the direction of the holders of certificates evidencing fractional undivided interests aggregating not less than a majority in interest of the trust shall, subject to certain conditions, vote all of the equipment notes issued under the indenture that are held in the trust in favor of directing the related indenture trustee as to the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or of exercising any trust or power conferred on the indenture trustee under the indenture.

      The ability of the certificateholders of any one trust to cause the indenture trustee with respect to any equipment notes held in the trust to accelerate the payment on the equipment notes under the related indenture or to direct the exercise of remedies by the indenture trustee under the related indenture will depend, in part, upon the proportion of the aggregate principal amount of the equipment notes outstanding under that indenture and held in the trust to the aggregate principal amount of all equipment notes outstanding under that indenture.

      Each trust will hold equipment notes with different terms from those of the equipment notes held in the other trusts. The certificateholders of a trust may, therefore, have divergent or conflicting interests from those of the certificateholders of the other trusts holding equipment notes relating to the same equipment group or aircraft. For the same reason, so long as the same institution acts as pass through trustee of each trust, in the absence of instructions from the certificateholders of any trust, the pass through trustee for that trust could be faced with a potential conflict of interest upon an event of default under an indenture. In that event, the pass through trustee has indicated that it would resign as pass through trustee of one or all of the affected trusts, and a successor pass through trustee would be appointed in accordance with the terms of the Basic Agreement.

      As an additional remedy, if an event of default under an indenture occurs and is continuing, the Basic Agreement provides that the pass through trustee of a trust holding equipment notes issued under that indenture may, and upon the direction of the holders of certificates evidencing fractional undivided interests aggregating not less than a majority in interest of the trust shall, sell all or part of the equipment notes for cash to any person. Any proceeds received by the pass through trustee upon any such sale will be deposited in the special payments account for the trust and will be distributed to the certificateholders of the trust on a special distribution date.

      The market for equipment notes in default may be very limited, and the pass through trustee may not be able to sell them for a reasonable price. Furthermore, so long as the same institution acts as pass through trustee of each trust, it may be faced with a conflict in deciding from which trust to sell equipment notes to available buyers. If the pass through trustee sells any equipment notes with respect to which an event of default under an indenture exists for less than their outstanding principal amount, the certificateholders of the trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against us, the related owner trustee or the related owner participant, in the case of any leased equipment, or the pass through trustee. Neither the pass through trustee nor the certificateholders of that trust could take any action with respect to any remaining equipment notes held in that trust so long as no event of default under an indenture existed with respect to the remaining equipment notes.

      The pass through trustee will deposit in the special payments account for a trust, and will distribute to the certificateholders of that trust on a special distribution date, any amount distributed to the pass through trustee of that trust under any indenture on account of the equipment notes held in that trust following an event of default under the indenture. In addition, a prospectus supplement may provide that the applicable owner trustee may, under circumstances specified in the prospectus supplement, purchase the outstanding leased equipment notes issued under the applicable indenture. If any leased equipment notes are so purchased, the price paid by the owner trustee to the pass through trustee of any trust for those leased equipment notes will be deposited in the special payments account for that trust and will be distributed to the certificateholders of the trust on a special distribution date.

      To the extent practicable, the pass through trustee will invest and reinvest any funds held by the pass through trustee in the special payments account for the related trust representing either payments received with respect to any equipment notes held in the trust following an event of default, or proceeds from the sale by the pass through trustee of any of those equipment notes, in permitted government investments pending the distribution of those funds on a special distribution date. Permitted government investments are defined in the Basic Agreement as obligations of the United States and agencies of the United States maturing in not more than 60 days or such lesser time as is required for the distribution of any such funds on a special distribution date.

      The Basic Agreement provides that the pass through trustee of each trust will, within 90 days after the occurrence of a default in respect of that trust, mail to the certificateholders of that trust notice of all uncured or unwaived defaults known to it with respect to that trust. However, the pass through trustee will be protected in withholding a notice of default if it determines in good faith that the withholding of the notice is in the interest of the certificateholders, except in the case of default in the payment of principal of, premium, if any, or interest on any of the equipment notes held in the trust. The term “default,” as used in this paragraph only, means the occurrence of any event of default with respect to a trust as specified above, except that in determining whether an event of default has occurred any grace period or notice in connection with that event of default will be disregarded.

      The Basic Agreement contains a provision entitling the pass through trustee of each trust, subject to the duty of the pass through trustee during a default to act with the required standard of care, to be indemnified by the certificateholders of that trust before proceeding to exercise any right or power under the Basic Agreement at the request of those certificateholders.

      In some cases, certificateholders of a majority of the total fractional undivided interests in a pass through trust may on behalf of all certificateholders of that trust waive any past default or event of default with respect to that trust and annul any direction given by the pass through trustee on behalf of the certificateholders to the related indenture trustee. However, all of the certificateholders of that trust must consent in order to waive:

•	a default in the deposit of any scheduled payment or special payment or in the distribution of any such payment;

•	a default in payment of the principal of, premium, if any, or interest on any of the equipment notes held in the trust; and

•	a default in respect of any covenant or provision of the Basic Agreement or the related trust supplement that cannot be modified or amended without the consent of each certificateholder of the trust affected by the waiver.

Each indenture will provide that, with certain exceptions, the holders of a majority in aggregate unpaid principal amount of the equipment notes issued under the indenture may on behalf of all holders of equipment notes under the indenture waive any past default or indenture event of default. In the event of a waiver with respect to a trust as described above, the principal amount of the equipment notes issued under the related indenture held in the trust will be counted as waived in the determination of the majority in aggregate unpaid principal amount of equipment notes required to waive a default or an indenture event of default. Therefore, if the certificateholders of a trust waive a past default or event of default such that the principal amount of the equipment notes held in the trust constitutes the required majority in aggregate unpaid principal amount under the applicable indenture, the past default or indenture event of default will be waived.

Modifications of the Basic Agreement

      The Basic Agreement contains provisions permitting us and the pass through trustee to enter into supplemental trust agreements without the consent of the certificateholders of the trust in order to do the following, among other things:

•	to evidence the succession of another corporation to us and the assumption by that corporation of our obligations under the Basic Agreement and the applicable trust supplement;

•	to add to our covenants for the benefit of the certificateholders;

•	to cure any ambiguity, to correct any manifest error or to correct or supplement any defective or inconsistent provision of the Basic Agreement, the applicable trust supplement or any supplemental trust agreement, or to make any other provisions with respect to matters or questions arising under any of those documents that will not adversely affect the interests of the certificateholders;

•	to evidence and provide for a successor pass through trustee for some or all of the trusts; or

•	to make any other amendments or modifications that will only apply to certificates issued after the date of the amendment or modification.

      The Basic Agreement also provides that we and the pass through trustee, with the consent of the certificateholders of a majority of the total fractional undivided interests of a trust, may execute supplemental trust agreements adding any provisions to or changing or eliminating any of the provisions of the Basic Agreement, to the extent relating to the trust, and the applicable trust supplement, or modifying the rights of the certificateholders. No supplemental trust agreement may, however, without the consent of the holder of each affected certificate:

•	reduce the amount of, or delay the timing of, any payments on the equipment notes held in the trust, or distributions in respect of any certificate of the trust;

•	make distributions payable in coin or currency other than that provided for in the certificates;

•	impair the right of any certificateholder to institute suit for the enforcement of any payment when due;

•	permit the disposition of any equipment note held in the trust, except as provided in the Basic Agreement or the applicable trust supplement; or

•	reduce the percentage of the total fractional undivided interests of the trust that must consent to approve any supplemental trust agreement or to waive events of default.

Modification and Consents and Waivers under the Indentures and Related Agreements

      If the pass through trustee, as the holder of any equipment notes held in a trust, receives a request for its consent to any amendment, modification or waiver under the indenture, lease, or other document relating to the equipment notes that requires the consent of the certificateholders of the trust, the pass through trustee will mail a notice of the proposed amendment, modification or waiver to each certificateholder of the trust as of the date of the notice. The pass through trustee will request from the certificateholders of the trust instructions as to whether or not to consent to the amendment, modification or waiver. The pass through trustee will vote or consent with respect to the equipment notes in the trust in the same proportion as the certificates of the trust were actually voted by the certificateholders by a certain date. Notwithstanding the foregoing, if an event of default in respect of the trust occurs and is continuing, the pass through trustee, subject to the voting instructions referred to under “Description of the Pass Through Certificates — Events of Default and Certain Rights Upon an Event of Default,” may in its own discretion consent to the amendment, modification or waiver, and may so notify the indenture trustee to which the consent relates.

Termination of the Trusts

      Our obligations and those of the pass through trustee with respect to a trust will terminate upon the distribution to certificateholders of the trust of all amounts required to be distributed to them pursuant to the Basic Agreement and the applicable trust supplement and the disposition of all property held in the trust. The pass through trustee will mail to each certificateholder of record of the trust notice of the termination of that trust, the amount of the proposed final payment and the proposed date for the distribution of the final payment for the trust. The final distribution to any certificateholder of the trust will be made only upon surrender of that certificateholder’s certificates at the office or agency of the pass through trustee specified in the notice of termination.

Delayed Purchase

      If, on the date of issuance of any certificates, all of the proceeds from the sale of the certificates are not used to purchase the equipment notes contemplated to be held in the related trust, the equipment notes may be purchased by the pass through trustee at any time on or prior to the date specified in the applicable prospectus supplement. In that event, the pass through trustee will hold the proceeds from the sale of the certificates not used to purchase equipment notes in an escrow account pending the purchase of the equipment notes not so purchased. These proceeds will be invested, pursuant to the Basic Agreement, in specified investments at our direction and risk and for our account. Earnings on specified investments in the escrow account for each trust will be paid to us periodically, and we will be responsible for any losses realized on the specified investments.

      On the regular distribution date occurring after the issuance of the certificates, we will pay to the pass through trustee an amount equal to the interest that would have accrued on any equipment notes that are purchased after the date of the issuance of the certificates from the date of the issuance of the certificates to, but excluding, the date of the purchase of the equipment notes by the pass through trustee.

      If the proceeds are not used to purchase equipment notes by the relevant date specified in the applicable prospectus supplement, the proceeds, together with interest on the proceeds at the rate applicable to the certificates, will be distributed to the holders of the certificates as a special payment.

Merger, Consolidation and Transfer of Assets

      We may not consolidate with or merge into any other corporation or transfer substantially all of our assets as an entirety to any other corporation unless any successor or transferee corporation is a corporation organized and existing under the laws of the United States or any state or the District of Columbia and expressly assumes all of our obligations under the Basic Agreement and related trust supplement, and, in the case of leased equipment notes held in a trust, both immediately prior to and after giving effect to the consolidation, merger or transfer, no lease event of default shall have occurred and be continuing.

The Pass Through Trustee

      Unless otherwise specified in the applicable prospectus supplement, U.S. Bank National Association will be the pass through trustee for each of the trusts. The pass through trustee and any of its affiliates may hold certificates in their own names. With certain exceptions, the pass through trustee makes no representations as to the validity or sufficiency of the Basic Agreement, the trust supplements, the certificates, the equipment notes, the indentures, the leases, if any, or other related documents. Unless otherwise specified in a prospectus supplement, U.S. Bank National Association will also be the indenture trustee of the indentures under which the equipment notes are issued. We maintain banking relationships in the ordinary course of business with U.S. Bank National Association.

      The pass through trustee will not be liable with respect to any series of certificates for any action taken or omitted to be taken by it in good faith in accordance with the direction of holders of a majority in principal amount of outstanding certificates of the series. The trustee will be under no obligation to expend or risk its own funds in the exercise any of its rights or powers under the Basic Agreement at the request of any certificateholders, unless they have offered to the trustee indemnity satisfactory to it.

      The pass through trustee may resign with respect to any or all of the trusts at any time, in which event we will be obligated to appoint a successor trustee. If the pass through trustee ceases to be eligible to continue as trustee with respect to a trust or becomes incapable of acting as trustee or becomes insolvent, we may remove the trustee. In addition, any certificateholder holding certificates of the trust for at least six months may in these circumstances, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the trustee and the appointment of a successor trustee. In addition, certificateholders holding more than 50% of the total amount of a series of certificates may remove the pass through trustee of the related trust at any time.

      Any resignation or removal of the pass through trustee and appointment of the successor trustee will not become effective until acceptance of the appointment by the successor trustee. Under the resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee for each trust. All references in this prospectus to the pass through trustee should be read to take into account the possibility that the trusts could have successor trustees in the event of a resignation or removal.

      The Basic Agreement provides that we will pay the pass through trustee’s fees and expenses and will indemnify the pass through trustee in accordance with each participation agreement with respect to certain taxes. To the extent not indemnified by us with respect to those taxes, the pass through trustee may be entitled to be reimbursed by the applicable trust.

DESCRIPTION OF THE EQUIPMENT NOTES

      The discussion that follows is a summary that is not complete and does not describe every aspect of the equipment notes. Where no distinction is made between the leased equipment notes and the owned equipment notes or between their respective indentures, those statements refer to any equipment notes and any indenture. Except as otherwise indicated below or as described in the applicable prospectus supplement, the following summaries will apply to the equipment notes, the indenture, the lease, if any, and the participation agreement relating to each equipment group or aircraft.

      The applicable prospectus supplement will describe the specific terms of the equipment notes, the indentures, the leases, if any, and the participation agreements relating to any particular offering of certificates. To the extent that any provision in any prospectus supplement is inconsistent with any provisions in this summary, the provision of the prospectus supplement will control.

General

      Each equipment note issued under the same indenture will relate to a single equipment group or aircraft. Equipment notes secured by an equipment group or an aircraft owned by us will be issued under an indenture between an indenture trustee and us. Equipment notes secured by an equipment group or an aircraft leased to us will be issued under an indenture between an indenture trustee and the owner trustee of a trust for the benefit of the owner participant that is the beneficial owner of that equipment group or aircraft.

      We will be the issuer of owned equipment notes. The owned equipment notes will be our direct recourse obligations, secured by a security interest in the owned equipment. The leased equipment notes will be nonrecourse obligations of the related owner trustee. In each case, the owner trustee will lease the leased equipment to us under a separate lease between us and the owner trustee. Upon the commencement of a lease for any leased equipment, we will be obligated to make rental and other payments under the lease in amounts that will be at least sufficient to pay when due all payments required to be made on the related leased equipment notes. Except in certain circumstances involving our purchase of leased equipment and the assumption of the related leased equipment notes, however, the leased equipment notes will not be obligations of, or guaranteed by, us. Our rental obligations under each lease will be our general obligations.

Principal and Interest Payments

      The pass through trustee will pass through interest paid on the equipment notes held in each trust to the certificateholders of that trust on the dates and at the annual rate set forth in the applicable prospectus supplement until the final distribution date for that trust. The pass through trustee will pass through principal paid on the equipment notes held in each trust to the certificateholders of that trust in scheduled amounts on the dates set forth in the applicable prospectus supplement until the final distribution date for the trust.

      If any date scheduled for any payment of principal of, premium, if any, or interest on the equipment notes is not a business day, the payment may be made on the next succeeding business day without any additional interest.

Prepayments

      The applicable prospectus supplement will describe the circumstances, whether voluntary or involuntary, under which the related equipment notes may be prepaid or purchased, the premium (if any) related to certain prepayments or purchases and other terms applying to prepayments or purchases of the equipment notes.

Security

     Railcars

      The leased equipment notes relating to railcars will be secured by:

•	an assignment by the related owner trustee to the related indenture trustee of the owner trustee’s rights (except for certain limited rights described in the prospectus supplement) under the lease relating to the applicable equipment group, including the right to receive payments of rent under the lease; and

•	a perfected security interest granted to the indenture trustee in the equipment group, subject to our rights under the lease.

In addition, the assignment will be limited to provide that, unless and until a default occurs and is continuing under an indenture relating to an equipment group, the indenture trustee may not exercise the rights of the owner trustee under the related lease, except the right to receive payments of rent due under the lease.

      The owned equipment notes issued with respect to an equipment group will be secured by a perfected security interest from us to the related indenture trustee in that equipment group.

      The equipment notes issued under different indentures will not be cross-collateralized and, as a result, the equipment notes issued in respect of any one equipment group will not be secured by any other equipment group or, in the case of leased equipment notes, the lease related to any other equipment group.

      We will be required to file each indenture, any indenture supplement, each lease, if any, and any lease supplement with respect to each equipment group under the Interstate Commerce Act (or successor law) and to deposit those documents with the Registrar General of Canada under the Railway Act of Canada and to publish notice of the deposit in accordance with that Act. The filing under the Interstate Commerce Act (or successor law) will give the indenture trustee a perfected security interest in each railcar in the equipment group whenever it is located in the United States and in the related lease, if any. The deposit and publication in Canada will be done in order to protect the lien of the indenture trustee in and to the lease, if any, and the railcars created by the indenture in Canada or any province or territory of Canada, to the extent provided for in the Railway Act of Canada.

      Each railcar may be operated by us or, subject to some limitations, under sublease or interchange arrangements in the United States, Canada or Mexico. The extent to which the indenture trustee’s security interest would be recognized in a railcar located in countries other than the United States is uncertain.

      The indenture trustee will invest and reinvest funds, if any, relating to any railcars and held by that indenture trustee, including funds held as a result of the loss or destruction of those railcars or termination of the related lease, if any. We will direct the investment and reinvestment of those funds. We will not, however, direct investment and reinvestment if an event of default exists under the applicable lease or indenture. We will pay the amount of any loss resulting from any such investment directed by us.

      We will be obligated, at our cost and expense, to maintain, repair and keep each railcar in accordance with prudent industry maintenance practices and in compliance in all material respects with all laws and regulations.

Aircraft

      The leased equipment notes relating to aircraft will be secured by:

•	as assignment by the related owner trustee to the related indenture trustee of the owner trustee’s rights (except for certain limited rights described in the prospectus supplement) under the lease relating to the applicable aircraft, including the right to receive payments of rent under the lease; and

•	a security interest in the aircraft granted to the indenture trustee, subject to our rights under the lease.

In addition, the assignment will be limited to provide that, unless and until a default occurs and is continuing under an indenture relating to an aircraft, the related indenture trustee may not exercise the rights of the related owner trustee under the related lease, except the right to receive payments of rent due under the lease.

      The equipment notes relating to owned aircraft will be secured by a security interest granted to the related indenture trustee of all of our right, title and interest in and to the aircraft.

      The equipment notes issued under different indentures will not be cross-collateralized and, as a result, the equipment notes issued in respect of any one aircraft will not be secured by any other aircraft or, in the case of leased aircraft equipment notes, the lease.

      We will be required, except under certain circumstances, to keep each aircraft registered under the Federal Aviation Act of 1958, as amended, and to record each indenture, any indenture supplement, each lease, if any, and each lease supplement, among other documents, under the Federal Aviation Act. This recordation will give the related indenture trustee a perfected security interest in the related aircraft whenever it is located in the United States or any of its territories and possessions. The Convention on International Recognition of Rights in Aircraft, referred to as the “Convention,” provides that this security interest will also be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention.

      We will have the right, subject to certain conditions, at our own expense to register each aircraft in countries other than the United States. Each aircraft may also be operated under leases or subleases in countries that are not parties to the Convention. The extent to which the related indenture trustee’s security interest would be recognized in an aircraft located in a country that is not a party to the Convention, and the extent to which this security interest would be recognized in a jurisdiction adhering to the Convention if the aircraft is registered in a jurisdiction not a party to the Convention, is uncertain. Moreover, in the case of a default under an indenture, the ability of the related indenture trustee to realize upon its security interest in an aircraft could be adversely affected as a legal or practical matter if the aircraft was registered or located outside the United States.

      The indenture trustee will invest and reinvest funds, if any, relating to any aircraft and held by that indenture trustee. We will direct the investment and reinvestment of those funds. We will not, however, direct investment and reinvestment if an event of default exists under the applicable lease or indenture. We will pay the amount of any loss resulting from any such investment directed by us.

Limitation of Liability

      The owned equipment notes will be our direct obligations. The leased equipment notes will not, however, be our obligations and will not be guaranteed by the owner trustees or by us, except in some specified circumstances involving our purchase of leased equipment and the assumption of the related leased equipment notes. None of the owner trustees, the owner participants or the indenture trustees, or any affiliates of any of them, will be personally liable to any holder of a leased equipment note or, in the case of the owner trustees and the owner participants, to the indenture trustees for any amounts payable under the leased equipment notes or, except as provided in each indenture, for any liability under that indenture.

      Except in the circumstances described above, all amounts payable under leased equipment notes issued with respect to any equipment group or aircraft, other than payments made in connection with an optional prepayment or purchase by the related owner trustee, will be made only from the assets subject to the lien of the applicable indenture or the income and proceeds received by the related indenture trustee from the applicable indenture, including rent payable by us under the related lease.

      Except as otherwise provided in the indentures, no owner trustee in its individual capacity will be answerable or accountable under the indentures or under the leased equipment notes under any circumstances except for its own willful misconduct or gross negligence. None of the owner participants will have any duty or responsibility under any of the indentures or the leased equipment notes to the related indenture trustee or to any holder of those leased equipment notes.

Indenture Events of Default and Remedies

      The applicable prospectus supplement will describe the events of default under the related indentures, the remedies that the indenture trustee may exercise with respect to the related equipment group or aircraft, either at its own initiative or upon instruction from holders of the related equipment notes, and other provisions relating to the occurrence of an event of default under the indenture and the exercise of remedies. There will be no cross-default provisions in the indentures and events resulting in an default under any particular indenture will not necessarily result in an default under any other indenture. Similarly, there will be no cross-default provisions in the indenture relating to defaults under any of our other indebtedness.

      In the case of leased equipment notes, in the event of the bankruptcy of an owner participant, it is possible that although the related equipment group or aircraft is owned by an owner trustee in trust, that equipment group or aircraft, the related lease and the related leased equipment notes might become part of the bankruptcy proceeding. In that event, payments on those leased equipment notes might be interrupted and the ability of the indenture trustee to exercise its remedies under the applicable indenture might be restricted, although the indenture trustee would retain its status as a secured creditor with respect to the lease and the related equipment group or aircraft. In addition, in the event of an owner participant bankruptcy, the estate might seek court approval to reject the related lease as an executory contract. A lease rejection, if successful, would leave the indenture trustee as a secured creditor in respect of the related equipment group or aircraft with a claim for damages against the estate.

The Leases

      In the case of leased equipment notes, the following provisions will be applicable unless otherwise disclosed in the prospectus supplement.

      Term and Rentals. The owner trustee will lease each equipment group or aircraft to us separately for a term commencing on the date that equipment group or aircraft is delivered to the owner trustee. The term will expire on a date no earlier than the latest maturity date of the related equipment notes issued with respect to that equipment group or aircraft, unless previously terminated as permitted by the related lease. We will pay basic rental payments under each lease on the dates specified in the applicable prospectus supplement. The owner trustee under the related indenture will assign these rental payments to the indenture trustee to provide the funds necessary to make payments of principal and interest due from the owner trustee on the leased equipment notes issued under the related indenture.

      In certain cases, the basic rental payments under the leases may be adjusted, but each lease will provide that under no circumstances will rental payments be less than the scheduled payments on the related leased equipment notes. The balance of any basic rental payments under each lease, after payment of the scheduled principal and interest on the leased equipment notes issued under the indenture relating to the lease, will be paid to the related owner trustee. Our obligation to pay rent and to cause other payments to be made under each lease will be our general obligation.

      Net Lease. Our obligations with respect to each equipment group or aircraft will be those of a lessee under a “net lease.” Accordingly, we will be obligated, at our cost and expense, to maintain and repair each railcar or aircraft leased to us.

      Insurance. The applicable prospectus supplement will describe the required insurance coverage with respect to any leased railcars or aircraft.

      Lease Events of Default; Remedies. The applicable prospectus supplement will describe the events of default under the related lease, the remedies that the owner trustee, or indenture trustee as assignee of the owner trustee, may exercise with respect to an equipment group or aircraft, and other provisions relating to the occurrence of a default under a lease and the exercise of remedies.

      Events of default under each lease will include, among other things:

•	our failure to make rental payments under the lease;

•	our failure to maintain insurance as required by the lease;

•	use of the equipment group or aircraft in contravention of the lease;

•	breach of any representation or warranty made by us in the lease or in the related participation agreement; and

•	our bankruptcy, reorganization or insolvency.

Upon the occurrence of a default under any lease, the related indenture trustee, as assignee of the related owner trustee’s rights under that lease, will be entitled to repossess the related railcars or aircraft and use or sell the railcars or aircraft free and clear of our rights in those railcars or aircraft.

      If we were to become a debtor in a bankruptcy or reorganization case under the U.S. Bankruptcy Code, we or our bankruptcy trustee could reject any or all leases to which we are a party. In that event, there could be no assurance that the amount of any claim for damages under those leases that would be allowed in the bankruptcy case would be in an amount sufficient to provide for the repayment of the related leased equipment notes. In any case, rejection of a lease by us or our bankruptcy trustee would not deprive the related indenture trustee of its security interest in the related equipment group or aircraft.

      We are not a railroad, and the protections against the automatic stay in bankruptcy under Section 1168 of the Bankruptcy Code that are granted to lessors, conditional vendors and purchase money financiers of rolling stock to a common carrier by railroad will not be available to an indenture trustee upon the occurrence of a default under a lease.

      We are not an air carrier, and the protections against the automatic stay in bankruptcy under Section 1110 of the Bankruptcy Code that are granted to lessors, conditional vendors and holders of security interests with respect to aircraft and aircraft equipment will not be available to an indenture trustee upon the occurrence of a default under a lease.

The Participation Agreements

      We will be required to indemnify each indenture trustee and the pass through trustee and, in the case of leased equipment, each owner participant and owner trustee for certain losses and claims and for certain other matters. Each owner participant will be required to discharge certain liens or claims on or against the assets subject to the lien of the related indenture that arise out of any act of or failure to act by or claim against that owner participant. Subject to certain restrictions, each owner participant may transfer its interest in the related equipment group or aircraft.

ERISA CONSIDERATIONS

      Unless otherwise indicated in the applicable prospectus supplement, certificates may be purchased by an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under ERISA and does not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the fiduciary responsibility provisions of ERISA.

FEDERAL INCOME TAX CONSEQUENCES

      The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of pass through certificates to initial purchasers thereof. The discussion is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect, or different interpretation. The discussion below does not address federal income tax consequences to certificateholders that may be subject to special tax rules, including insurance companies, dealers in securities, financial institutions or foreign investors. In addition, this summary is generally limited to investors who will hold the certificates as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). You should consult your own tax advisors in determining the federal, state, local, and any other tax consequences to you of the purchase, ownership and disposition of certificates, including the advisability of making any election discussed below. We have not sought and will not seek rulings from the Internal Revenue Service (the “IRS”) with respect to any of the federal income tax consequences discussed below, and we cannot assure you that the IRS will not take contrary positions. We anticipate that the trusts will not be indemnified for any federal income taxes that may be imposed upon them, and the imposition of any such taxes on any trust could result in a reduction in the amounts available for distribution to the certificateholders of that trust.

      Mayer, Brown, Rowe & Maw, our tax counsel, has advised us, in its opinion, based upon its interpretation of analogous authorities under currently applicable law, that the trusts will not be classified as associations taxable as corporations, but, rather will be classified as grantor trusts under subpart E, Part I of Subchapter J of the Code, and that each certificateholder of a trust will be treated as the owner of a pro rata undivided interest in each of the equipment notes or any other property held in that trust.

General

      We believe that each certificateholder in a trust will be required to report on its federal income tax return its pro rata share of the entire income from the equipment notes or any other property held in that trust, in accordance with the certificateholder’s method of accounting. A certificateholder using the cash method of accounting should take into account its pro rata share of income as and when received by the pass through trustee of the trust. A certificateholder using an accrual method of accounting should take into account its pro rata share of income as it accrues or is received by the pass through trustee, whichever is earlier.

      A purchaser of a certificate will be treated as purchasing an interest in each equipment note and any other property in a trust at a price determined by allocating the purchase price paid for the certificate among the equipment notes and other property in proportion to their fair market values at the time of purchase of the certificate. We believe that at the time of formation of a particular trust, the purchase price paid for a certificate with respect to that trust by an original purchaser of a certificate will be allocated among the equipment notes in the trust in proportion to their respective principal amounts. The portion of the certificateholder’s purchase price allocated to each equipment note will constitute the certificateholder’s initial tax basis in such equipment note.

Original Issue Discount

      In general, if the purchase prices paid by certificateholders for an equipment note is less than the principal amount of the note by more than a de minimis amount, the note will be considered to be issued with original issue discount. In that case, a certificateholder (including a certificateholder which uses the cash method of accounting for federal income tax purposes) would have to include such original issue discount in gross income for federal income tax purposes as it accrues under a constant yield method, in advance of the receipt of cash attributable to such income.

Premium

      A certificateholder will generally be considered to have acquired an interest in an equipment note at a premium to the extent the certificateholder’s tax basis allocable to such interest exceeds the principal amount of the equipment note allocable to such interest. In that event, a certificateholder who holds a pass through certificate as a capital asset may amortize that premium as an offset to interest income under Section 171 of the Code, with corresponding reductions in the certificateholder’s tax basis in its interest in the equipment note if an election under Section 171 of the Code is or has been made with respect to all debt instruments held by the taxpayer (including the pass through certificates). Generally, such amortization is on a constant yield basis. However, in the case of bonds the principal of which may be paid in two or more installments (such as the equipment notes), the Conference Committee Report to the Tax Reform Act of 1986 indicates a Congressional intent that amortization will be in accordance with the same rules that will apply to the accrual of market discount on such obligations.

      In the case of obligations which may be called at a premium prior to maturity, amortizable bond premium may be determined by reference to any early call date. Due to the complexities of the amortizable premium rules, particularly where there is more than one possible call date and the amount of any premium is uncertain, certificateholders are urged to consult their own tax advisors as to the amount of any amortizable premium and the advisability of making the election.

Sales of Pass Through Certificates

      A certificateholder’s tax basis in a certificate will equal its cost of that certificate, reduced by any amortized premium (as described below) and any payments other than interest made on the certificate and increased by any original issue discount included in the certificateholder’s income. A certificateholder that sells a certificate will recognize gain or loss (in the aggregate) in an amount equal to the difference between its adjusted tax basis in the certificate and the amount realized on the sale (other than any amount attributable to accrued interest, which should be taxable as interest income). If an equipment note or other asset of the related trust is disposed of, or an equipment note of the related trust is prepaid, a certificateholder will recognize gain or loss (in the aggregate) in an amount equal to the difference between the certificateholder’s adjusted tax basis in the equipment note or other asset and the certificateholder’s pro rata portion of the amount realized on the disposition by the trust or upon prepayment (except to the extent attributable to accrued interest, which should be taxable as interest income). Any such gain or loss will be capital gain or loss if the certificate was held as a capital asset and, if the certificate was held for more than one year, will be long-term capital gain or loss to the extent the equipment notes have been held by a trust for more than one year. Any long-term capital gains realized will be taxable under current law to corporate taxpayers at the rates applicable to ordinary income, and to individual taxpayers at a maximum marginal rate of 20%. Any capital losses realized will be deductible by a corporate taxpayer only to the extent of capital gains and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Backup Withholding

      Payments made on the certificates and proceeds from the sale of the certificates to or through certain brokers may be subject to a “backup” withholding tax of 30% unless the certificateholder complies with certain reporting procedures or is an exempt recipient under Section 6049(b)(4) of the Code. Any withheld amounts will be allowed as a credit against the certificateholder’s federal income tax.

PLAN OF DISTRIBUTION

      We may sell the pass through certificates directly to purchasers, through agents, underwriters, or dealers, or through a combination of any of these methods of sale.

      We may distribute the pass through certificates from time to time in one or more transactions at:

•	fixed prices (which may be changed from time to time);

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

      We may designate agents to solicit offers to purchase the pass through certificates from time to time. The relevant prospectus supplement will name the agents and any commissions we pay them. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

      If we use any underwriters for the sale of any of the pass through certificates, we will enter into an underwriting agreement with them at the time of sale, and the names of the underwriters and the terms of the transaction, including commissions, discounts and other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement that those underwriters will use to resell the pass through certificates.

      If we use dealers for the sale of the pass through certificates, we or the pass through trustee, as applicable, will sell the pass through certificates to those dealers, as principal. The dealers may then resell the pass through certificates to the public at varying prices to be determined by them at the time of resale.

      In connection with the sale of the pass through certificates, underwriters, dealers or agents may receive compensation from us or from purchasers of the pass through certificates for whom they may act as agents, in the form of discounts, concessions or commissions. The underwriters, dealers or agents that participate in the distribution of the pass through certificates may be deemed to be underwriters under the Securities Act of 1933 and any discounts or commissions received by them and any profit on the resale of the pass through certificates received by them may be deemed to be underwriting discounts and commissions thereunder. Any such underwriter, dealer or agent will be identified and any such compensation received from us will be described in the prospectus supplement and pricing supplement, if any. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

      We may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act, or to contribute with respect to payments they may be required to make.

      Some of the underwriters, dealers or agents and their respective affiliates may be customers of, engage in transactions with and perform services for us or our affiliates in the ordinary course of business.

LEGAL OPINIONS

      The validity of the pass through certificates will be passed upon for us by Mayer, Brown, Rowe & Maw, Chicago, Illinois. Mayer, Brown, Rowe & Maw will rely on the opinion of Dorsey & Whitney LLP, counsel to the pass through trustee, as to basic matters relating to the authorization, execution and delivery of the pass through certificates under the Basic Agreement.

EXPERTS

      Our consolidated financial statements and related schedules appearing in our Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and current reports and proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available over the internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility:

Public Reference Room

450 Fifth Street, N.W.
Room 1024
Washington, D.C. 20549

      You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operations of the public reference facility and copying charges. Our SEC filings are also available at the offices of the New York Stock Exchange, 20 Broad

Street, New York, New York, 10005 and the offices of the Chicago Stock Exchange at 120 South LaSalle Street, Chicago, Illinois 60603.

DOCUMENTS INCORPORATED BY REFERENCE

      The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document.

      We incorporate by reference in this prospectus the documents listed below, which we have previously filed with the SEC. These documents contain important information about us and our financial condition.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2002; and

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003.

      We also incorporate by reference all documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of this offering. Our subsequent filings with the SEC will automatically update and supersede information in this prospectus.

      Statements made in this prospectus or in any document incorporated by reference in this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.

      You may request a copy of any filings referred to above, at no cost, excluding any exhibits to those filings unless the exhibit is specifically incorporated by reference in those filings, by writing or telephoning us at the following address and telephone number:

Ronald J. Ciancio
Vice President and General Counsel
GATX Corporation
500 West Monroe Street
Chicago, Illinois 60661-3676
(312) 621-6200

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 13, 2003

PROSPECTUS

U.S. $1,000,000,000

GATX Financial Corporation

Debt Securities

        We may offer to sell up to U.S. $1,000,000,000 of our debt securities in one or more offerings. In this prospectus, we describe generally the terms of these debt securities, which may consist of senior securities or subordinated securities. We will describe the specific terms of the debt securities that we offer in a supplement or supplements to this prospectus at the time of each offering. If any offering involves underwriters, dealers or agents, we will describe our arrangements with them in the prospectus supplement and if applicable, pricing supplements, that relate to that offering.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2003

About This Prospectus	2
Disclosure Regarding Forward-Looking Statements	2
GATX Financial	3
Risk Factors	4
Ratio of Earnings to Fixed Charges	5
Use of Proceeds	5
Description of Debt Securities	5
Concerning the Trustee	9
Plan of Distribution	10
Legal Opinions	11
Experts	11
Where You Can Find More Information	11
Documents Incorporated by Reference	11

ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using the shelf registration process. Under this shelf process, the debt securities described in this prospectus may be sold in one or more offerings up to a total offering amount of $1,000,000,000. We provide information to you about these securities in three documents that progressively provide more detail:

1. This prospectus, which contains general information that may or may not apply to each offering of securities.

2. The applicable prospectus supplement, which will contain more specific information than this prospectus and may also add, update or change information contained in this prospectus. To the extent information differs from this prospectus, you should rely on the different information in the applicable prospectus supplement.

3. The pricing supplement, if applicable, will provide final details about a specific offering and the terms of the offered securities, including their price. To the extent information differs from this prospectus or the prospectus supplement, you should rely on the different information in the pricing supplement.

      You should read both this prospectus and any prospectus supplement or pricing supplement together with any additional information described under the heading “Where You Can Find More Information” below to learn more about us and the securities offered.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus, any prospectus supplement delivered with this prospectus and the documents we incorporate by reference may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are identified by such words as “anticipate,” “believe,” “estimate,” “expects,” “intend,” “predict,” or “project” and similar expressions. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, these statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Many of these risks and uncertainties may be described with particularity in the applicable prospectus supplement or the documents incorporated by reference in this prospectus.

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      We undertake no obligation to update or revise our forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur.

GATX FINANCIAL

      We are a wholly owned subsidiary of GATX Corporation (GATX). We are headquartered in Chicago, Illinois and provide our services through two operating segments: GATX Rail and Financial Services. Through these businesses, we combine asset knowledge and services, structuring expertise, partnering and risk capital to provide business solutions to customers and partners worldwide. We specialize in railcar and locomotive leasing, aircraft operating leasing, and information technology leasing.

      We invest in companies and joint ventures that complement our existing business activities. We partner with financial institutions and operating companies to improve scale in certain markets, broaden diversification within an asset class, and enter new markets.

GATX Rail

      GATX Rail (Rail) is headquartered in Chicago, Illinois and is principally engaged in leasing rail equipment, including tank cars, freight cars and locomotives. Rail provides both full service leases and net leases. Under a net lease, the lessee is responsible for maintenance, insurance and taxes. Under a full service lease, Rail maintains and services the railcars, pays ad valorem taxes, and provides other ancillary services.

      In North America, Rail typically leases new tank cars and specialty freight cars for terms of approximately five years. Renewals, or extension of existing leases, are generally for periods ranging from less than a year to ten years, with an average lease term of four years. Rail purchases most of its new railcars from a limited number of manufacturers, including Trinity Industries, Inc., American Railcar Industries, Union Tank Car Company, and Bombardier, Inc. Rail operates a network of major service centers across North America supplemented by a number of smaller service centers and a fleet of service trucks. Additionally, Rail utilizes independent third-party repair facilities.

      Rail’s primary competitors in North America are Union Tank Car Company, General Electric Railcar Services Corporation, and various financial companies. Principal competitive factors include price, service, availability and customer relationships.

      In addition to its North American fleet, Rail owns or has interests in three European fleets. In March 2001, Rail purchased Dyrekcja Eksploatacji Cystern Sp. z.o.o. (DEC), Poland’s national tank car fleet and fuel distribution company. DEC’s assets include 10,000 tank cars and a railcar maintenance network. DEC maintains three business offices and operates three service centers in Poland.

      In December 2002, Rail acquired the remaining interest in KVG Kesselwagen Vermietgesellschaft mbH, and KVG Kesselwagen Vermietgesellschaft m.b.h. (collectively KVG), a leading European railcar lessor. Prior to the December acquisition, Rail held a 49.5% interest in KVG. With the acquisition of KVG, Rail has added approximately 9,000 railcars to its wholly owned worldwide fleet. KVG has business offices in Germany and Austria and operates a service center in Germany. Rail also owns a 37.5% interest in AAE Cargo AG, a freight car lessor headquartered in Switzerland, with approximately 16,000 cars.

      Rail’s customers utilize more than 80 railcar types to ship over 650 different commodities, principally chemicals, petroleum, and food products. Rail leases railcars to over 1,000 customers, including major chemical, oil, food, agricultural and railroad companies. No single customer accounts for more than 3% of total railcar leasing revenue.

Financial Services

      Financial Services provides financing for equipment and other capital assets on a worldwide basis. These financings, which are held within Financial Services’ own portfolio and through partnerships with

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co-investors, are structured as leases and loans, and frequently include interests in an asset’s residual value. Financial Services also generates fee-based income through transaction structuring and portfolio management services. Fees are earned at the time a transaction is completed, an asset is remarketed, and/or on an ongoing basis in the case of portfolio management activities.

      Headquartered in San Francisco, California, Financial Services consists of four primary business units: Air, Technology, Venture Finance (Venture) and Specialty Finance (Specialty). GATX has announced its intention to sell or otherwise run off Venture and curtail investment in Specialty.

      Air primarily leases newer, narrow-body aircraft widely used by commercial airlines throughout the world. For aircraft currently on lease, the average remaining lease term is approximately four years. Air’s customer base is diverse in carrier type and geographic location. Air leases to over 60 airlines in 27 countries and no single customer exposure exceeds 10% of the net book value of the total air portfolio. Air purchases its aircraft from two manufacturers, Airbus Industrie and The Boeing Company.

      Technology provides lease financing and asset management services for information technology (IT) equipment to customers in the publishing, data processing and information services, retail, scientific, utilities, manufacturing, finance, insurance, and other industries. The equipment leased to customers includes personal computers, servers, mainframes, midrange and communication equipment. Technology purchases equipment from a number of manufacturers and is therefore not dependent on a single provider. Technology is not dependent on any single customer.

      Venture provides loan and lease financing to early-stage, venture-capital backed companies. The financing is typically secured by equipment and/or by a lien on the customer’s property, including intellectual property. Additionally, the financings typically include warrants of non-public start-up companies. Venture is not dependent on any single customer. GATX announced in December 2002 its intention to sell or otherwise run off Venture. If GATX is unable to sell Venture at an appropriate price, the portfolio is expected to substantially run off over a period of 24 months from January 1, 2003.

      Specialty acts as an investor, arranger and manager of financing services involving a variety of asset types and industries, and has an established presence in the marine business. Specialty also manages assets for third-parties. The majority of these managed assets are in markets in which the Company has a high level of expertise, such as air and rail. In addition, Specialty, through American Steamship Company, operates a fleet of self-unloading vessels on the Great Lakes. At the end of 2002, GATX announced its intention to curtail investment in Specialty.

      Financial Services primarily competes with captive leasing companies, leasing subsidiaries of commercial banks, independent leasing companies, lease brokers, investment bankers, financing arms of equipment manufacturers, and Great Lakes captive and commercial fleets. No single customer accounts for more than 3% of Financial Services’ revenues. In addition to its San Francisco home office, Financial Services has 6 domestic and 4 foreign offices.

General

      We are a Delaware corporation. Our principal offices are located at 500 West Monroe Street, Chicago, Illinois 60661-3676. Our telephone number is (312) 621-6200.

RISK FACTORS

      If the applicable prospectus supplement has a section called “Risk Factors,” you should carefully consider the specific risks set forth in that section before making an investment decision. The risks and uncertainties described in the applicable prospectus supplement are not the only ones facing GATX Financial. Additional risks and uncertainties not currently known to us or that we currently think are immaterial may also impact our business operations.

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RATIO OF EARNINGS TO FIXED CHARGES

      The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated.

	Three Months
	Ended
	March 31, 2003		Year Ended December 31,

	2003	2002	2002	2001	2000	1999	1998

Ratio of earnings to fixed charges(a)	1.06x	1.40x	1.23x	1.06x	1.16x	1.93x	2.05x

(a)	The ratio of earnings to fixed charges represents the number of times “fixed charges” are covered by “earnings”. “Fixed charges” consist of interest on outstanding debt and amortization of debt discount and expense, adjusted for capitalized interest and one-third (the proportion deemed representative of the interest factor) of operating lease expense. “Earnings” consist of consolidated income before income taxes and fixed charges and before cumulative impact of accounting change recorded in the quarter ended March 31, 2002, less share of affiliates’ earnings, net of cash dividends received.

USE OF PROCEEDS

      Unless otherwise indicated in the applicable prospectus supplement and pricing supplement, if any, we will use the net proceeds from the sale of the debt securities offered by this prospectus for general corporate purposes.

DESCRIPTION OF DEBT SECURITIES

      This section describes the general terms that will apply to any debt securities that we may offer in the future, to which a future prospectus supplement and pricing supplement, if any, may relate. At the time that we offer debt securities, we will describe in the prospectus supplement and pricing supplement, if any, that relates to that offering (1) the specific terms of the debt securities and (2) the extent to which the general terms described in this section apply to those debt securities.

      We expect to issue debt securities consisting of senior securities and subordinated securities. The senior securities are to be issued under an indenture between GATX Financial and JPMorgan Chase Bank, as trustee. A form of the indenture for the senior securities is included as an exhibit to the registration statement of which this prospectus forms a part. The subordinated securities are to be issued under a separate indenture between GATX Financial and JPMorgan Chase Bank. A form of the indenture for the subordinated securities is included as an exhibit to the registration statement to which this prospectus forms a part. In the discussion that follows, we summarize particular provisions of the indentures. Our discussion of indenture provisions is not complete. You should read the indentures for a more complete understanding of the provisions we describe.

      The aggregate principal amount of debt securities that we may issue under each of the indentures is unlimited.

General

      Debt securities offered by this prospectus will be limited to an aggregate initial public offering price of $1,000,000,000 or the equivalent amount in one or more foreign currencies or composite currencies. The indentures provide that debt securities in an unlimited amount may be issued thereunder from time to time in one or more series. The senior securities will rank equally and ratably with our other senior indebtedness of GATX Financial. The subordinated securities will be subordinated and junior in right of payment to certain indebtedness of GATX Financial to the extent set forth in the applicable prospectus supplement.

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      Each prospectus supplement and pricing supplement, if any, relating to a particular offering of debt securities will describe the specific terms of debt securities. Those specific terms will include the following:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	whether any of the debt securities are to be issuable initially in temporary global form and whether any of the debt securities are to be issuable in permanent global form;

•	the date or dates on which the debt securities will mature;

•	the rate or rates at which the debt securities will bear interest, if any, or the formula pursuant to which such rate or rates shall be determined, and the date or dates from which any such interest will accrue;

•	the payment dates on which interest, if any, on the debt securities will be payable, and the extent to which, or the manner in which, any interest payable on a temporary global debt security on an interest payment date will be paid;

•	any mandatory or optional sinking fund or analogous provisions;

•	each office or agency where, subject to the terms of the indenture, the principal of and any premium and interest on the debt securities will be payable and each office or agency where, subject to the terms of the indenture, the debt securities may be presented for registration of transfer or exchange;

•	the date, if any, after which and the price or prices at which the debt securities may be redeemed, in whole or in part at the option of GATX Financial or the holder of debt securities, or according to mandatory redemption provisions, and the other detailed terms and provisions of any such optional or mandatory redemption provisions;

•	the denominations in which any debt securities will be issuable, if other than denominations of $1,000;

•	any index used to determine the amount of payments of principal of and any premium and interest on the debt securities;

•	the portion of the principal amount of the debt securities, if other than the principal amount, payable upon acceleration of maturity;

•	the person who shall be the security registrar for the debt securities, if other than the trustee, the person who shall be the initial paying agent and the person who shall be the depositary;

•	the terms of subordination applicable to any series of subordinated securities; and

•	any other terms of the debt securities not inconsistent with the provisions of the indentures.

Any such prospectus supplement and pricing supplement, if any, will also describe any special provisions for the payment of additional amounts with respect to the debt securities of such series.

      Except where specifically described in the applicable prospectus supplement and pricing supplement, if any, the indentures do not contain any covenants designed to protect holders of the debt securities against a reduction in the creditworthiness of GATX Financial in the event of a highly leveraged transaction or to prohibit other transactions which may adversely affect holders of the debt securities.

      We may issue debt securities as original issue discount securities to be sold at a substantial discount below their stated principal amounts. We will describe in the relevant prospectus supplement and pricing supplement, if any, any special United States federal income tax considerations that may apply to debt securities issued at such an original issue discount. Special United States tax considerations applicable to any debt securities that are denominated in a currency other than United States dollars or that use an

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index to determine the amount of payments of principal of and any premium and interest on the debt securities will also be set forth in a prospectus supplement and pricing supplement, if any.

Global Securities

      According to the indentures, so long as the depositary’s nominee is the registered owner of a global security, that nominee will be considered the sole owner of the debt securities represented by the global security for all purposes. Except as provided in the relevant prospectus supplement and pricing supplement, if any, owners of beneficial interests in a global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of such series in definitive form and will not be considered the owners or holders of the debt securities under the indentures. Principal of, premium, if any, and interest on a global security will be payable in the manner described in the relevant prospectus supplement and pricing supplement, if any.

Subordination

      We may issue subordinated securities from time to time in one or more series under the subordinated indenture. Our subordinated securities will be subordinated and junior in right of payment to certain other indebtedness of GATX Financial to the extent set forth in the applicable prospectus supplement and pricing supplement, if any.

Certain Covenants of GATX Financial with Respect to Senior Securities

      In this section we describe the principal covenants that will apply to the senior securities unless otherwise indicated in the applicable prospectus supplement and pricing supplement, if any.

      Limitation on Liens. The senior securities offered hereby are not secured by mortgage, pledge or other lien. We have covenanted that neither we nor any Restricted Subsidiary (which the indenture relating to the senior securities defines as any subsidiary which is a consolidated subsidiary, in accordance with generally accepted accounting principles) will subject any of our property, tangible or intangible, real or personal, to any lien unless the senior securities are secured equally and ratably with other indebtedness thereby secured. Specifically excluded from this covenant are liens existing on the date of the indenture, as well as certain other liens, and the extension, renewal or replacement of those liens including without limitation:

(a) Liens on any property provided that the creditor has no recourse against GATX Financial or any Restricted Subsidiary except recourse to such property or proceeds of any sale or lease of such property;

(b) Liens on property existing at the time of acquisition (including acquisition through merger or consolidation) or given in connection with financing the purchase price or cost of construction or improvement of property so long as the financing is completed within 180 days of the acquisition (or 18 months in the case of rail equipment, aircraft, aircraft engines, marine equipment, transportation-related containers and certain information technology assets);

(c) Liens securing certain intercompany indebtedness;

(d) A banker’s lien or right of offset;

(e) Liens arising under the Employee Retirement Income Security Act of 1974, as amended, to secure any contingent liability of GATX Financial;

(f) Liens on sublease interests held by GATX Financial if those liens are in favor of the person leasing the property subject to the sublease to GATX Financial;

(g) Various specified governmental liens and deposits;

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(h) Various other liens not incurred in connection with the borrowing of money (including purchase money indebtedness) or the obtaining of advances or credit;

(i) Liens incurred in connection with securing performance of letters of credit, bids, tenders, appeal and performance bonds not incurred in connection with the borrowing of money or obtaining of advances or payment of the deferred purchase price of property; and

(j) Other liens not permitted by any of the preceding clauses on property, provided no such lien shall be incurred pursuant to clause (j) if the aggregate amount of indebtedness secured by liens incurred pursuant to clause (j) subsequent to the date of the indenture, including the lien proposed to be incurred, would exceed 20% of Net Tangible Assets (which the indenture relating to the senior securities defines as the total assets of GATX Financial less (x) current liabilities and (y) intangible assets).

Merger and Consolidation

      Each indenture provides that we may consolidate or merge with or into any other corporation and we may sell, lease or convey all or substantially all of our assets to any corporation, organized and existing under the laws of the United States of America or any U.S. state, provided that the corporation (if other than us) formed by or resulting from any such consolidation or merger or which shall have received such assets shall assume payment of the principal of (and premium, if any), any interest on and any additional amounts payable with respect to the debt securities and the performance and observance of all of the covenants and conditions of such indenture to be performed or observed by us.

Modification and Waiver

      The indentures provide that we and the trustee may modify and amend the indentures with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by the modification or amendment, provided that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected by the modification or amendment:

•	Change the stated maturity of the principal of, or any installment of interest on or any additional amounts payable with respect to, any debt security or change the redemption price;

•	Reduce the principal amount of, or interest on, any debt security or reduce the amount of principal which could be declared due and payable prior to the stated maturity;

•	Change the place or currency of any payment of principal or interest on any debt security;

•	Impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•	Reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required to modify or amend each indenture; or

•	Modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any past default to less than a majority.

Except with respect to certain fundamental provisions, the holders of at least a majority in principal amount of outstanding debt securities of any series may, with respect to such series, waive past defaults under each indenture.

Events of Default, Waiver and Notice

      An event of default with respect to any debt security of any series is defined in each indenture as being:

•	Default in payment of any interest on or any additional amounts payable in respect of any debt security of that series which remains uncured for a period of 30 days;

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•	Default in payment of principal (and premium, if any) on the debt securities of that series when due either at maturity, upon optional or mandatory redemption, as a sinking fund installment, by declaration or otherwise;

•	Our default in the performance or breach of any other covenant or warranty in respect of the debt securities of such series in each indenture which shall not have been remedied for a period of 90 days after notice;

•	Our bankruptcy, insolvency and reorganization; and

•	Any other event of default established for the debt securities of such series set forth in the applicable prospectus supplement and pricing supplement, if any.

Each indenture provides that the trustee may withhold notice to the holders of the debt securities of any default with respect to any series of debt securities (except in payment of principal of, or interest on, the debt securities) if the trustee considers it in the interest of the holders of the debt securities of such series to do so.

      Each indenture provides also that:

•	If an event of default due to the default in payment of principal of, or interest on, any series of debt securities, or because of our default in the performance or breach of any other covenant or agreement applicable to the debt securities of such series but not applicable to all outstanding debt securities, shall have occurred and be continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of such series then may declare the principal of all debt securities of that series, or such lesser amount as may be provided for in the debt securities of that series, and interest accrued thereon, to be due and payable immediately; and

•	If the event of default resulting from our default in the performance of any other of the covenants or agreements in each indenture applicable to all outstanding debt securities under such indenture or certain events of bankruptcy, insolvency and reorganization shall have occurred and be continuing, either the trustee or the holders of not less than 25% in principal amount of all outstanding debt securities (treated as one class) may declare the principal of all debt securities, or such lesser amount as may be provided for in such securities, and interest accrued thereon, to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of, or premium or interest on, the debt securities) by the holders of a majority in principal amount of the outstanding debt securities of such series (or of all series, as the case may be).

      The holders of a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to debt securities of such series provided that such direction shall not be in conflict with any rule of law or the applicable indenture and shall not be unduly prejudicial to the holders not taking part in such direction. We are required to furnish to the trustee under each indenture annually a statement as to performance or fulfillment of its obligations under the applicable indenture and as to any default in such performance of fulfillment.

CONCERNING THE TRUSTEE

      JPMorgan Chase Bank is the trustee under the indenture for certain of our outstanding senior debt securities, as well as certain equipment trust agreements with one of our affiliates. JPMorgan Chase Bank has, and certain of our affiliates may from time to time have, substantial banking relationships with us and certain of our affiliates, including GATX.

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      The trustee under the indenture relating to the senior securities and the trustee under the indenture relating to the subordinated securities may from time to time make loans to us and perform other services for us in the normal course of business. Under the provisions of the Trust Indenture Act of 1939, as amended, upon the occurrence of a default under an indenture, if a trustee has a conflicting interest (as defined in the Trust Indenture Act), the trustee must, within 90 days, either eliminate such conflicting interest or resign. Under the provisions of the Trust Indenture Act, an indenture trustee shall be deemed to have a conflicting interest, among other things, if the trustee is a creditor of the obligor. If the trustee fails either to eliminate the conflicting interest or to resign within 10 days after the expiration of such 90-day period, the trustee is required to notify security holders to this effect and any security holder who has been a bona fide holder for at least six months may petition a court to remove the trustee and to appoint a successor trustee.

PLAN OF DISTRIBUTION

      We may sell the debt securities directly to purchasers, through agents, underwriters, or dealers, or through a combination of any of these methods of sale.

      We may distribute the debt securities from time to time in one or more transactions at:

•	fixed prices (which may be changed from time to time);

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

Each prospectus supplement and pricing supplement, if any, will describe the method of distribution of the debt securities offered by that prospectus supplement and pricing supplement, if any.

      We may designate agents to solicit offers to purchase the debt securities from time to time. The relevant prospectus supplement will name the agents and any commissions we pay them. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment.

      If we use any underwriters for the sale of any of the debt securities, we will enter into an underwriting agreement with them at the time of sale, and the names of the underwriters and the terms of the transaction, including commissions, discounts and other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement that those underwriters will use to resell the debt securities.

      If we use dealers for the sale of the debt securities, we will sell the debt securities to those dealers, as principal. The dealers may then resell the debt securities to the public at varying prices to be determined by them at the time of resale.

      In connection with the sale of the debt securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the debt securities for whom they may act as agents, in the form of discounts, concessions or commissions. The underwriters, dealers or agents that participate in the distribution of the debt securities may be deemed to be underwriters under the Securities Act of 1933 and any discounts or commissions received by them and any profit on the resale of the debt securities received by them may be deemed to be underwriting discounts and commissions thereunder. Any such underwriter, dealer or agent will be identified and any such compensation received from us will be described in the prospectus supplement and pricing supplement, if any. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

      We may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act, or to contribute with respect to payments they may be required to make.

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      Some of the underwriters, dealers or agents and their respective affiliates may be customers of, engage in transactions with and perform services for us or our affiliates in the ordinary course of business.

LEGAL OPINIONS

      Unless otherwise stated in a prospectus supplement, Mayer, Brown, Rowe & Maw, Chicago, Illinois, will pass on the validity of the debt securities offered by this prospectus.

EXPERTS

      Our consolidated financial statements and related schedules appearing in our Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and current reports and proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available over the internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility:

Public Reference Room

450 Fifth Street, N.W.
Room 1024
Washington, D.C. 20549

      You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operations of the public reference facility and copying charges. Our SEC filings are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and the offices of the Chicago Stock Exchange at 120 South LaSalle Street, Chicago, Illinois 60603.

DOCUMENTS INCORPORATED BY REFERENCE

      The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document.

      We incorporate by reference in this prospectus the documents listed below, which we have previously filed with the SEC. These documents contain important information about our company and its financial condition.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2002; and

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003.

      We also incorporate by reference all documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of this offering. Our subsequent filings with the SEC will automatically update and supersede information in this prospectus.

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      Statements made in this prospectus or in any document incorporated by reference in this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.

      You may request a copy of any filings referred to above, at no cost, excluding any exhibits to those filings unless the exhibit is specifically incorporated by reference in those filings, by writing or telephoning us at the following address and telephone number:

Ronald J. Ciancio
Vice President and General Counsel
GATX Corporation
500 West Monroe Street
Chicago, Illinois 60661-3676
(312) 621-6200

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

      The following table sets forth expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions:

Securities and Exchange Commission Registration Fee	$80,900*
Trustees’ fees and expenses	20,000
Printing expenses	100,000
Rating agency fees	710,000
Accounting fees and expenses	100,000
Legal fees and expenses, including blue sky fees and expenses	200,000
Miscellaneous expenses	24,100

Total	$1,235,000

*	Actual. All other amounts are estimated.

Item 15.	Indemnification of Directors and Officers

      Section 145 of the General Corporation Law of the State of Delaware, as amended, empowers a corporation, subject to certain limitations, to indemnify its directors and officers against the actual and reasonable expenses of defending litigation against them in their capacities as directors and officers.

      Article V of the By-Laws of GATX Financial Corporation provides in terms similar to those of Section 145 of the Delaware General Corporation Law that GATX Financial Corporation shall have the power to indemnify its directors and officers. In addition, GATX Financial Corporation’s directors and officers are insured under directors and officers liability insurance policies maintained by GATX Corporation.

Item 16.	Exhibits

Exhibit
Number	Description

1.1	Form of Underwriting Agreement relating to the Pass Through Certificates*
1.2	Form of Underwriting Agreement relating to the Debt Securities
4.1	Form of Senior Indenture between the registrant and JPMorgan Chase Bank
4.2	Form of Subordinated Indenture between the registrant and JPMorgan Chase Bank
4.3	Form of Pass Through Trust Agreement between the registrant and U.S. Bank National Association, as pass through trustee relating to the Pass Through Certificates.
4.4	Form of Pass Through Certificates (included in Exhibit 4.3)
5.1	Opinion of Mayer, Brown, Rowe & Maw as to the legality of the Securities
5.2	Opinion of counsel for the Pass Through Trustee as to the legality of the Pass Through Certificates
8.1	Tax Opinion of Mayer, Brown, Rowe & Maw
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Ernst & Young LLP
23.2	Consent of Mayer, Brown, Rowe & Maw (included in Exhibits 5.1 and 8.1 above)
23.3	Consent of counsel to the Pass Through Trustee (included in Exhibit 5.2 above)
24.1	Power of Attorney (appears on the signature page of this Registration Statement)

Exhibit
Number	Description

25.1	Form T-1, Statement of Eligibility of the Debt Trustee for the Senior Indenture
25.2	Form T-1, Statement of Eligibility of the Debt Trustee for the Subordinated Indenture
25.3	Form T-1, Statement of Eligibility of the Pass Through Trustee

*	To be filed as an exhibit to a current report on Form 8-K.

Item 17.	Undertakings

      (a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on May 13, 2003.

GATX FINANCIAL CORPORATION

By:	/s/ RONALD H. ZECH

Ronald H. Zech
Chairman, President, Chief Executive Officer and Director

      Each of the undersigned hereby constitutes and appoints Brian A. Kenney and Ronald J. Ciancio, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his behalf and his name, place and stead, in any and all capacities, to sign, execute and file any amendment or amendments (including post-effective amendments) to this registration statement, with all exhibits and any and all documents and supplementary information required to be filed with respect thereto, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 13, 2003.

Signature	Title

/s/ RONALD H. ZECH Ronald H. Zech	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ BRIAN A. KENNEY Brian A. Kenney	Senior Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ WILLIAM M. MUCKIAN William M. Muckian	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ DAVID M. EDWARDS David M. Edwards	Director

INDEX TO EXHIBITS

Exhibit
Number	Description

1.1	Form of Underwriting Agreement relating to the Pass Through Certificates*
1.2	Form of Underwriting Agreement relating to the Debt Securities
4.1	Form of Senior Indenture between the registrant and JPMorgan Chase Bank
4.2	Form of Subordinated Indenture between the registrant and JPMorgan Chase Bank
4.3	Form of Pass Through Trust Agreement, between the registrant and U.S. Bank National Association, as pass through trustee relating to the Pass Through Certificates.
4.4	Form of Pass Through Certificates (included in Exhibit 4.3)
5.1	Opinion of Mayer, Brown, Rowe & Maw as to the legality of the Securities
5.2	Opinion of counsel for the Pass Through Trustee as to the legality of the Pass Through Certificates
8.1	Tax Opinion of Mayer, Brown, Rowe & Maw
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Ernst & Young LLP
23.2	Consent of Mayer, Brown, Rowe & Maw (included in Exhibits 5.1 and 8.1 above)
23.3	Consent of counsel to the Pass Through Trustee (included in Exhibit 5.2 above)
24.1	Power of Attorney (appears on the signature page of this Registration Statement)
25.1	Form T-1, Statement of Eligibility of the Debt Trustee for the Senior Indenture
25.2	Form T-1, Statement of Eligibility of the Debt Trustee for the Subordinated Indenture
25.3	Form T-1, Statement of Eligibility of the Pass Through Trustee

*	To be filed as an exhibit to a current report on Form 8-K.